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                                                                       EXHIBIT 6



                  AGREEMENT OF LEASE, dated as of the 31st day of December, 1997, by and between SCC I LLC, a Delaware limited liability company, having offices at c/o Millennium Partners I, Inc., 1995 Broadway, 3rd Floor, New York, New York 10023 ("LANDLORD"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation, having offices at 1100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025 ("TENANT").

                              W I T N E S S E T H:

                  WHEREAS, Landlord possesses a fee estate in and to certain land (the "SANTA ANA LAND") more particularly described in Exhibit A-1 annexed hereto and Landlord possesses a leasehold estate in and to certain land (the "FULLERTON LAND"; the Santa Ana Land and Fullerton Land, collectively, the "LAND") more particularly described in Exhibit A-2 annexed hereto;

                  WHEREAS, present on the Land are certain improvements as described in Exhibit B annexed hereto (the "IMPROVEMENTS");

                  WHEREAS, Landlord desires to demise and let to Tenant and Tenant desires to lease from Landlord, the Improvements and Land (collectively, the "PREMISES"), upon and subject to the terms and provisions of this Lease;

                  WHEREAS, ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THE OTHER ARTICLES OF THIS LEASE SHALL HAVE THE MEANINGS GIVEN SUCH TERMS IN ARTICLE 37 OF THIS LEASE.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1

                                 PREMISES, TERM



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                  1.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the Premises for the rents hereinafter reserved and upon and subject to the terms of this Lease, reserving however to Landlord the rights, interests and estates reserved to Landlord by the provisions of this Lease or by operation of law. The term of this Lease (the "TERM") shall commence (the "COMMENCEMENT DATE") on the date hereof. The Term shall terminate on December 31st next following the twentieth (20th) anniversary of the Commencement Date (the "EXPIRATION DATE"), or until such sooner date this Lease shall terminate as hereinafter provided, subject to Tenant's right to extend the Term in accordance with Article 35 of this Lease.

                                    ARTICLE 2

                                      RENT

                  2.1. Tenant shall pay to Landlord at the times and in the manner set forth in this Lease Base Rent as set forth in Article 3 hereof, Base Rent and Additional Rent as set forth in Section 3.2 hereof. Base Rent and Additional Rent are hereinafter sometimes collectively referred to as the "RENT" or "RENTS".

                  2.2. If Tenant shall fail to pay when due any installment of Rent for a period of (i) three (3) days, with respect to Base Rent or (ii) ten
(10) days after Landlord's delivery of notice thereof to Tenant, with respect to Additional Rent, after such installment or payment, as the case may be, shall have become due, Tenant shall pay interest thereon at the Default Interest Rate, from the date when such installment or payment, as the case may be, shall have become due to the date of the payment thereof, and such interest thereon shall be deemed Additional Rent. The imposition and/or payment of such interest shall be in addition to all other rights and remedies available to Landlord in case of nonpayment of Rent.

                  2.3. If any of the Rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum Rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restrictions, the Rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and Tenant shall pay to Landlord immediately following the termination of such legal rent restrictions, to the maximum extent legally permissible, an amount equal to the Rents which would have been paid pursuant to this Lease but for such legal rent restriction less the Rents paid by Tenant during the period that such legal rent restriction was in effect.

                  2.4. The parties hereby agree (i) that Section 467 of the Internal Revenue Code is not operative to this Lease and (ii) to report rental income and rental deductions without any recharacterization pursuant to such Section.




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                                    ARTICLE 3

                          BASE RENT AND ADDITIONAL RENT


                  3.1. Tenant shall pay to Landlord Base Rent ("BASE RENT") in the amount of (a) $1,000,000 per annum for the period commencing on the Commencement Date and ending on December 31, 2007, and (b) $1,200,000 per annum for the period commencing on January 1, 2008 and ending on the Expiration Date.

                  3.2. Tenant agrees to pay to Landlord, Base Rent and Additional Rent in immediately available lawful money of the United States of America, in equal monthly installments in advance of the first day of each calendar month during the term as required hereunder at the offices of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever. Should the obligation to pay Base Rent commence on any day other than on the first day of a month, then the Base Rent for such month shall be prorated on a per diem basis. All sums other than Base Rent payable by Tenant hereunder to, or for the account of, or for the benefit of, Landlord shall be deemed "ADDITIONAL RENT" (any default in the payment of which Landlord shall have the same remedies as for a default in the case of the failure to pay Base Rent), and shall be payable on demand, unless other payment dates are herein provided.




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                                    ARTICLE 4

                                 ADDITIONAL RENT

                  4.1. From and after the Commencement Date, Tenant shall pay, as Additional Rent, all amounts payable by Landlord or Tenant on account of real estate taxes, assessments and any other charges ("TAXES") in respect of the Land and/or the Premises. Tenant shall pay all such Taxes as and when due, and shall exhibit, and deliver to Landlord, photostatic copies of the receipted bills or other evidence satisfactory to Landlord showing such payment promptly after such receipts shall have been received by Tenant, but in any event prior to the Delinquency Date (as hereinafter defined). If the bills, statements, invoices or other demands for payment (collectively, "STATEMENTS") for Taxes due and payable by Tenant hereunder are delivered to Landlord rather than Tenant, Landlord shall deliver any such Statement to Tenant promptly upon receipt by Landlord, but in any event not less than ten (10) days, or such shorter period of time if such Statement is not received by Landlord within ten (10) days prior to the date on which Taxes relating to such Statement become delinquent (the "DELINQUENCY DATE"). Notwithstanding anything in this Article 4 otherwise provided, if such Statements are delivered by the taxing authority to Landlord (and not also to Tenant) and not forwarded by Landlord to Tenant as provided in the immediately preceding sentence, then Tenant's obligation to pay Taxes hereunder shall not arise until such Statements are delivered to Tenant. Landlord and Tenant shall cooperate to cause the taxing authority imposing Taxes to deliver such Statements directly to Tenant during the Term of this Lease. Tenant's obligation to pay Taxes shall include the payment of any fines, fees, penalties or other amounts imposed by the taxing authority for the late or non payment of Taxes to the extent that same were not imposed solely upon Tenant's failure to timely pay Taxes resulting solely from, Landlord's failure to timely deliver to Tenant any Statements as hereinabove provided.

                                    ARTICLE 5

                      ACCEPTANCE OCCUPANCY OF THE PREMISES

                  5.1. Tenant acknowledges that Tenant is accepting the Land and the Premises in its "AS IS, WHERE IS, WITH ALL FAULTS" condition on the date hereof and Landlord will not be required to perform any work in or to the Premises as a condition to Tenant's occupancy. Furthermore, Tenant acknowledges and agrees that Tenant, Tenant's legal counsel, agents and representatives have each inspected the Land and the Premises and have commissioned, reviewed and conducted detailed reports (including, without limitation, recent title commitments, environmental reports and engineering reports, leases, covenants, tenancies, mechanic lien laws and the Fullerton Ground Lease) and analysis of the condition of both the Land and Premises, and Tenant hereby accepts all conditions currently existing or which may in the future exist regarding zoning, the physical condition of the Improvements, uses, title and environmental matters.

                                    ARTICLE 6




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                                    NET LEASE

                  6.1. Tenant acknowledges and agrees that it is intended that this Lease is a net lease that is completely carefree to Landlord,

                             UTILITIES AND SERVICES

                  6.2. Landlord shall have no responsibility to make available to the Premises electricity, water, gas, sewer service or any utility or service whatsoever required by Tenant during the Term connection with the use, operation or occupancy of the Premises. Tenant shall make all arrangements for and pay for the consumption of all utilities and services furnished to or used in connection with the Premises, including, without limitation, heating, ventilating and air-conditioning, electricity, water, sewer, gas, telephone, security, janitorial services and waste removal. Tenant hereby expressly waives any and all claims against Landlord for compensation, damages, payments or offset based upon or with respect to any and all loss or damage now or hereafter sustained by Tenant by reason of any failure by Landlord or any other party to furnish, supply or provide any service or utility furnished or supplied to or used by Tenant or any other party in connection with the use, occupancy, maintenance, or operation of the Premises or any part thereof.

                                    ARTICLE 7

                                       USE

                  7.1. Subject to the Senior Interest, Tenant shall use the Premises only for such uses, and in such manner of use, as is expressly permitted by Legal Requirements (the "PERMITTED USE").



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                                    ARTICLE 8

                            NON-LIABILITY, INDEMNITY

                  8.1. From and after the date hereof, Tenant shall protect, indemnify, defend and hold harmless Landlord, its directors, shareholders, members, managers, officers, partners, agents, contractors, servants, licensees, employees or invitees (collectively, "LANDLORD INDEMNIFIED PARTIES") from and against any and all claims, losses, liabilities, damages, costs and expenses including, without limitation, reasonable attorneys' fees and disbursements (collectively, "CLAIMS") arising from (i) the use, conduct or maintenance of the Premises or any business therein or any work or thing whatsoever done, or any condition created in or about the Premises during the Term, (ii) any negligent or otherwise wrongful act or omission of Tenant or any of its agents, contractors, servants, licensees, employees or invitees, (iii) any failure of Tenant to perform or comply with any or all of the provisions of this Lease; provided, however, Tenant's foregoing indemnification shall not extend to any claims to the extent caused by the fraud, gross negligence or willful misconduct of Landlord, its agents, contractors, servants, licensees, employees or invitees, unless such acts are covered under insurance required to be maintained by Tenant hereunder, it being agreed that from and after the date hereof, Landlord shall protect, indemnify, defend and hold harmless Tenant, its directors, shareholders, members, managers, officers, partners, agents, contractors, servants, licensees, employers or invitees for claims with respect to the Premises arising as a result of Landlord's fraud, gross negligence or willful misconduct, or the fraud, negligence or wilful misconduct by Landlord's agents who enter upon the Premises at Landlord's direction. In case any action or proceeding is brought against Landlord or any other Landlord Indemnified Parties by reason of any Claims, Tenant, upon notice from Landlord, shall defend such action or proceeding by counsel chosen by Tenant, who shall be reasonably satisfactory to Landlord. Tenant or its counsel shall keep Landlord fully apprised at all times of the status of such defense and shall not settle same without the written consent of Landlord, unless such settlement has no impact publicly, privately or economically on Landlord Indemnified Parties as part of any such settlement.

                  8.2. From and after the date hereof, Tenant shall protect, indemnify, defend and hold harmless Landlord Indemnified Parties, which arise out of or relate in any way to any use, handling, production, transportation, disposal or storage of any Hazardous Materials in or on the Land and/or the Improvements at any time during the Term and the surrender of the Premises by Tenant, whether by Tenant or any other person directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any person on or about the Land and/or the Improvements including, without limitation, Hazardous Materials in, on, under or about the Land as of the date hereof and the costs of any required or necessary repair, cleanup, or detoxification of the Land and/or the Premises and the preparation of any closure or other required plans; provided, however, Tenant shall not indemnify Landlord for Landlord's intentional acts which create additional liability for Tenant hereunder. All such Claims shall constitute Additional Rent owing from Tenant to Landlord hereunder and shall be due and payable from time to time immediately upon Landlord's request, as incurred. Tenant




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understands and agrees that its liability to the Landlord Indemnified Parties shall arise upon the discovery of any such Hazardous Materials on, under or about the Land and/or the Premises, and not upon the realization or claim of loss or damage. The indemnity provided in this Section 9.2 shall survive the Expiration Date or sooner termination of this Lease.

                                    ARTICLE 9

                          ALTERATIONS AND INSTALLATIONS

                  9.1. (a) Tenant shall not make any repairs, alterations, installations, additions or improvements in or to the Premises (collectively or individually, "TENANT'S CHANGES") without first obtaining the written consent of one or more Senior Interest Holders, if, and to the extent, required under the documents evidencing the Senior Interests (all other such Tenant Changes, "CONSENT REQUIRED CHANGES"), provided, however, Tenant shall have received copies of all such Senior Interests .

                  (b) Tenant shall simultaneously deliver any such documents to Senior Interest Holder and Landlord with respect to any Tenant's Changes for which the consent of, or notice to any Senior Interest Holder is required. Tenant shall pay all costs and expenses relating to any Tenant's Changes and shall cause same to be performed and completed in accordance with the terms, covenants, conditions, provisions and agreements of this Lease.

                  (c) Consent Required Changes shall be effected in a good and workerlike manner in accordance with plans and specifications first approved in writing by such Senior Interest Holder. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses actually and reasonably incurred by Landlord in connection with Landlord's and any Senior Interest Holder's review of such Tenant's plans and specifications.

                  (d) Upon receipt of any Senior Interest Holder's objections to any Consent Required Changes, Tenant shall promptly submit revised plans and specifications addressing such Senior Interest Holder's objections. This process of revision and review shall continue until a full and complete set of plans and specifications for any subsequent Consent Required Changes are approved by any such Senior Interest Holders.

                  9.2. Prior to commencement of Tenant's Changes, Tenant shall obtain and deliver to Landlord the following:

                  (a) all required permits and authorizations of governmental agencies having jurisdiction;

                  (b) worker's compensation insurance covering all persons employed for such work;



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                  (c) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $5,000,000 single limit; and

                  (d) any other insurance which Landlord may reasonably request.

                  9.3. All Tenant's Changes shall be performed in accordance with the following provisions:

                  (a)  All work shall be done in a good and workerlike manner;

                  (b) All Tenant's Changes shall be effected and maintained in compliance with Legal Requirements;

                  (c) Tenant shall keep the Premises and the Land free and clear of all liens for any work or material furnished claimed to have been furnished to Tenant or to the Premises on Tenant's behalf;

                  (d) Tenant's Changes shall be subject to inspection by representatives of Landlord, and such representatives shall be permitted access and the opportunity to inspect same (during the progress thereof and following completion) at all reasonable times, but this provision shall not in any way whatsoever (i) create any obligation on Landlord to conduct such an inspection or (ii) any warranty on Landlord's part that any Tenant's Changes have in fact been completed within the requirements of this Section 10.3;

                  (e) In connection with Tenant's Changes, Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Landlord may elect to record and post notices of non-responsibility in connection with Tenant's Changes; and

                  (f) Promptly following completion of any Tenant's Changes, Tenant, at Tenant's expense, shall obtain (to the extent required by Legal Requirements) certificates of final approval of such Tenant's Changes and lien waivers with respect thereto and shall furnish Landlord with copies thereof, together with the "as-built" plans and specifications for such Tenant's Changes.

                  9.4. Any mechanic's lien filed against the Premises or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty
(30) days after Tenant receives notice of such filing, by payment, filing of the bond required by law or otherwise, and Tenant shall provide satisfactory proof of such discharge to Landlord. In default thereof, Landlord may discharge any such mechanic's lien, by bond or payment, or otherwise, and the cost thereof shall be paid by Tenant to Landlord upon demand as Additional Rent. Notice is hereby given that Landlord



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shall not be liable for any labor or materials furnished or to be furnished to
Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in Improvements and to the Land or the Premises.

                  9.5. In the event any notice of violation of any Legal Requirement is placed against the Premises arising out of or relating to any Tenant's Changes, it shall be cured by Tenant as soon as reasonably possible using diligent efforts to effect such cure, but in no event later than the first day that Landlord, Tenant, or the Premises would be subject to lien, fine, penalty or forfeiture/foreclosure as a result of such violation after Tenant has actual knowledge of such violation. In default thereof, Landlord reserves the right to cure the same by whatever action may be necessary including, without limitation, the removal of all or any part of the Tenant's Change involved, and the cost thereof shall be paid by Tenant to Landlord upon demand.

                  9.6. All alterations, installations, additions and improvements made and installed by Landlord, if any, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term of this Lease.

                  9.7. Subject to the provisions of Section 10.8 hereof, all Tenant's Changes upon or in the Premises which are of a permanent nature and which cannot be removed without material damage to the Premises shall become and be the property of Landlord, and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term of this Lease.

                  9.8. Notwithstanding anything to the contrary contained above, where furnished solely by or at the expense of Tenant, all furniture, furnishings and trade fixtures, and any other movable property ("TENANT'S PERSONAL PROPERTY") shall remain the property of Tenant and, provided no Event of Default exists hereunder, Tenant may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease and Tenant shall repair and restore in a good and workerlike manner to good condition any damage to the Premises caused by any such removal. In case Tenant shall decide not to remove any part of Tenant's Personal Property, Tenant shall notify Landlord in writing not less than three (3) months, nor more than six (6) months, prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within sixty (60) days after the service of such notice, Landlord shall request Tenant to remove any of Tenant's Personal Property, then Tenant shall, at its expense, remove the same in accordance with such request. As to such Tenant's Personal Property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

                  9.9. If any removal of Tenant's Personal Property is requested by Landlord as provided above and such Tenant's Property is not removed on or prior to the Expiration Date, Landlord shall have the right, subject to any Legal Requirements, to remove Tenant's




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Personal Property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises resulting from the removal of Tenant's Personal Property, except to the extent any such damage results solely from Landlord's failure to exercise reasonable care in connection with any such removal, Tenant shall reimburse Landlord for Landlord's cost in repairing such material damage. Tenant's obligation to make such payment shall survive the Expiration Date.

                  9.10. No approval by Landlord of any Tenant's Changes shall be deemed (x) an agreement by Landlord that such Tenant's Changes comply with Legal Requirements, insurance requirements or the certificate of occupancy for the Premises or (y) a waiver by Landlord of compliance by Tenant with any of the terms and conditions set forth in this Lease.

                                   ARTICLE 10

                             MAINTENANCE AND REPAIR

                  10.1. (a) Tenant agrees that, at its sole cost and expense, it will keep and maintain the Premises in first class condition and in good repair and appearance during the continuance of this Lease, and will with reasonable promptness make all foreseen and unforeseen, and ordinary and extraordinary changes, repairs and replacements including, without limitation, capital improvements, of every kind and nature which may be required to be made upon or in connection with the Premises or any part thereof in order to keep and maintain the same in such condition, repair and appearance. All replacements and repairs made by Tenant shall be paid for in full by Tenant and be free and clear of liens and encumbrances.

                        (b) Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or restorations of any nature or description to the Premises or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to maintain the Premises or any part thereof in any way, and Tenant hereby expressly waives any right to make repairs at the expense of Landlord which may be provided for in California Civil Code Sections 1941 and 1942 or any similar statute or law which may hereafter be enacted.

                                   ARTICLE 11

                               REQUIREMENTS OF LAW

                  11.1. Tenant, at its own cost and expense, shall comply with all Legal Requirements with respect to the Premises and the use and occupation thereof. Tenant shall give prompt notice to Landlord of any notice it receives of any violation of Legal Requirements. Tenant acknowledges and agrees that Tenant shall be responsible for compliance with all Legal Requirements relating to handicapped person's access to the Premises and within the Premises including, without limitation, compliance with ADA.




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                  11.2. Tenant, at its own cost and expense, in its name and/or
(whenever necessary and, in such event, with Landlord's prior written approval) Landlord's name, may contest, in any manner permitted by any Legal Requirement (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirement with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                  (a) such noncompliance shall not subject Landlord or any Senior Interest Holder to criminal prosecution or subject the Land and/or Improvements to lien or sale or adversely affect the financeability or insurability of the Improvements;

                  (b) such noncompliance shall not be in violation of any Senior Interest; and

                  (c) Tenant shall promptly and diligently prosecute such contest and keep Landlord advised at all times as to the status of such contest.

                  Landlord, without liability to it and at Tenant's expense (including, without limitation, the payment of reasonable attorneys' fees and disbursements incurred by Landlord), shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate. Tenant shall indemnify and hold harmless Landlord from any loss, cost, damage, expense, fine, penalty or other fee (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Landlord as a result of Tenant's contest as permitted under this Section 12.2.

                  11.3. Notwithstanding anything to the contrary contained herein, it is agreed and acknowledged that if any change in Legal Requirements occurs and such change materially and adversely affects Tenant's use of the Premises and (i) no Event of Default shall have occurred and be continuing hereunder, (ii) the estimated restoration cost to same shall be in excess of 25% of the then fair market value of the Premises (excluding the value of the Land) (a "MAJOR LEGAL REQUIREMENT") (iii) such Major Legal Requirement occurs during the last year of the Term hereof (taking into account any exercised Extension Terms), then Tenant shall thereupon have the option of canceling and terminating this Lease by written notice ("TERMINATION NOTICE") delivered to Landlord within thirty (30) days after Tenant receives notice (actual or constructive of such change in Legal Requirements). If Tenant elects to cancel and terminate this Lease in accordance with the foregoing option, then Tenant shall not be obligated to restore, rebuild or repair the Improvements, Rent shall be apportioned as of the date of the Termination Notice and (the "LEGAL REQUIREMENT TERMINATION DATE"), subject to the terms and provisions of this Lease, the (a) insurance proceeds payable to Tenant as a result of such damage or destruction of the Improvements (excluding business interruption insurance) shall be paid to Landlord and any Senior Interest Holders, as their respective interests may appear and (b) on the date Tenant delivers the Termination Notice to Landlord pursuant to this Section, Tenant shall pay to Landlord a sum equal to the Prepayment Premium plus a sum




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("FUTURE RENT") which at the time of such termination of this Lease represents the then value (using a discount rate equal to the sum of (x) the then current rate of interest paid on United States Treasury Obligations selected by Landlord with a maturity comparable to the Expiration Date plus (y) 150 basis points (1.5%)) of the aggregate of the Rent (excluding the cost of any such Major Legal Requirement) payable hereunder which would have been payable by Tenant for the period commencing on the Legal Requirement Termination Date and ending on the Expiration Date (taking into account only exercised Extension Terms).


                                   ARTICLE 12

                          ASSIGNMENT AND SUBSUBLETTING

                  12.1. Tenant shall not (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet (or subsublet as the case may be) the Premises or any part thereof or allow the same to be sublet, except that, Tenant may sublet (or subsublet as the case may be) less than 20% of the space within the Improvements to be used or occupied by others without Landlord's prior consent for any Permitted Use or (c) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, except as otherwise expressly provided in this Article 13 or with the prior written consent of Landlord, which consent may be withheld in its sole and absolute discretion.

                  12.2. (a) Subject to the exceptions set forth in subsection 13.2(b) below, for purposes of this Article 13, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, or the creation of new stock by which an aggregate of fifty (50%) percent or more of Tenant's stock shall be vested in a party or parties who are nonstockholders as of the date hereof, shall be deemed an assignment of this Lease, or of such Lease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "INSIDERS" within the meaning of the Securities Exchange Act of 1934, as amended, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 13, and (iv) a material modification, material amendment or extension of the term of a Lease shall be deemed a subsublease subject to the provisions of this
Article 13.

                  (b) Notwithstanding anything to the contrary set forth above, Tenant may, subject to the terms and conditions hereinafter set forth, without the consent of, but upon not less than thirty (30) days prior notice to, Landlord, assign its interest in this Lease or subsublet all or a portion of the Premises (i) to any partnership, corporation or other entity which is a




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successor to Tenant by either merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets, or (iii) to any partnership, corporation or other entity which shall (A) control, (B) be under the control of, or (C) be under common control with, Tenant (the term "CONTROL" as used herein shall be deemed to mean ownership of more than fifty (50%) percent of the outstanding voting stock of a corporation, or other majority equity and controlling interest if Tenant is not a corporation) provided in each of the aforementioned events each such entity has a liquid net worth equal to the product obtained by multiplying five (5) times an amount equal to the sum of the annual Base Rent plus all Additional Rent due or to become due in respect of the Calendar Year in which such assignment occurs ("MINIMUM NET WORTH") (any such entity referred to in clause (iii) above being a "RELATED ENTITY"). Each of the entities referred to in clauses (i) through (iii) above shall be a "PERMITTED ASSIGNEE".

                  (c) Any assignment or subletting (or subsubletting as the case may be) described in subsection 13.2(b) may only be made upon the condition that
(i) the principal purpose of such assignment or sublease (or subsublease as the case may be) is not the acquisition of Tenant's interest in this Lease (except if such assignment or sublease (or subsublease as the case may be) is made to a Related Entity and is made for a valid intracorporate business purpose and is not made to circumvent the provisions of this Article 13) and (ii) any such assignee or tenant (or subsubtenant as the case may be) shall continue to use the Premises for the conduct of a business in full compliance with the terms, covenants and conditions of this Lease. Tenant shall within two (2) days after an assignment or sublease (or subsublease as the case may be) is executed, as the case may be, deliver to Landlord a copy of such assignment or sublease (or subsublease as the case may be). No subsubletting or assignment made pursuant to subsection 13.2(b) shall release Tenant from its obligations under this Lease.

                  12.3. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the Rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

                  12.4. The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this Lease shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, extending the time of or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue to be liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 13.4 of the Tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification), shall continue as if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required in connection with any default under this Lease; Tenant and each of its successors in interest hereby expressly waives any such demand or notice.

                  12.5. Notwithstanding any sublease (or subsublease as the case may be) or assignment, the named Tenant herein shall remain fully and primarily liable for the payment of Base Rent and Additional Rent, and for all other obligations of this Lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any Rent, Landlord is authorized to collect any rents due or accruing from any subsubtenant or other occupant of the Premises and to apply the net amounts collected to the Rent reserved herein, and the receipt of any such amounts by Landlord from subtenant (or subsubtenant as the case may be), or other occupant of any part of the Premises, shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

                  12.6. In each subletting (or subsubletting as the case may be) permitted by this Article 13, Tenant shall include, or cause to be included, in the sublease (or subsublease as the case may be) a provision prohibiting the assignment of the sublease (or subsublease as the case may be) or subletting (or subsubletting as the case may be) thereunder. If such sublease (or subsublease as the case may be) is assigned or further subsublet except in case of a further sublease (or subsublease as the case may be) or assignment of sublease (or subsublease as the case may be) under subsection 13.2(b) where Landlord's prior consent is not required, Tenant shall immediately terminate such sublease (or subsublease as the case may be), or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

                  12.7. Any person or legal representative of Tenant to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 13.

                                   ARTICLE 13

                         MORTGAGES OF TENANT'S INTEREST

                  13.1. (a) Subject to the limitations of this Section, Tenant shall have the right to mortgage and pledge its interest in and to this Lease after the Commencement Date provided and on condition that (i) Tenant has obtained the consent of Landlord and Senior Interest Holders if, and to the extent, required pursuant to the documents evidencing the Senior Interests, as the case may be and (ii) any such mortgage or pledge shall be given to an Authorized Institution ("AUTHORIZED HOLDER"). Any such mortgage or pledge shall be subject and subordinate to the rights of Landlord hereunder and to the lien and priority of the Senior Interest Holders and Tenant and the holder of any mortgage or pledge of Tenant's Interest in this Lease shall execute and deliver such documentation as Landlord and the Senior Interests Holders shall reasonably require evidencing such subordination and the provisions of this Article 14. Landlord shall not be obligated to recognize a holder of any such mortgage or pledge, nor shall any such holder be entitled to any of the rights granted to an Authorized Holder in this Section 14, unless such holder shall be an Authorized Institution.

                  (b) No Authorized Holder of a mortgage on this Lease shall have the rights or benefits mentioned in this Article 14, nor shall the provisions of said Article be binding upon Landlord, unless and until an executed counterpart of such leasehold mortgage or a copy certified by the holder of the mortgage or by the recording officer to be true, shall have been delivered to Landlord, together with a certified copy of all other ancillary or security documents evidencing, securing or otherwise related to such leasehold financing ("LEASEHOLD FINANCING DOCUMENTS").

                  (c) Tenant and/or the Authorized Holder of such mortgage shall send to Landlord an executed counterpart of any amendment, modification or extension of such leasehold mortgage or any other Leasehold Financing Documents promptly after the same is executed, it being expressly understood and agreed that Tenant shall have obtained the consent of the Senior Interest Holders with respect to any such amendment, modification or extension, if, and to the extent, required pursuant to the documents evidencing the Senior Interests, as the case may be.

                  (d) If, in connection with the financing of the Land, the Improvements or the interest of the Tenant under this Lease, or if in connection with the entering into of a ground or underlying lease, any lending institution or Tenant shall request reasonable modifications of this Lease that do not increase Landlord's monetary terms under this Lease, or diminish the rights, or increase the other obligations of Landlord under this Lease by more than a de minimis amount, Landlord shall consent to such modifications.

                  13.2. If Tenant shall mortgage this Lease in compliance with the provisions of this Article 14, then so long as any such mortgage shall remain unsatisfied of record, the following provisions shall apply:

                  (a) Landlord, upon serving upon Tenant any notice of default pursuant to the provisions of Article 18 hereof shall also serve a copy of such notice upon the Authorized Holder of such mortgage, at the address provided for in subsection (e) of this Section, and as to such Authorized Holder only, no notice by Landlord to Tenant hereunder shall be deemed to have been duly given unless and until a copy thereof has been so served.

                  (b) Any Authorized Holder of such mortgage, in case Tenant shall be in default hereunder, shall, within the period set forth herein to cure such default and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Authorized Holder as if the same had been made by Tenant.

                  (c) Anything herein contained to the contrary notwithstanding, upon the occurrence of an Event of Default, other than an Event of Default which can be cured by payment of money and/or without taking possession of the Premises, Landlord shall take no action to effect a termination of this Lease without first giving to the Authorized Holder of such mortgage written notice thereof and a reasonable time thereafter within which either to obtain possession of the mortgaged property (including possession by a receiver) or to institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant's interest under this Lease with diligence; provided, however, that such Authorized Holder shall promptly deliver to Landlord a valid, legal and binding written undertaking by such Authorized Holder to cure such default and to indemnify, defend and hold harmless Landlord Indemnified Parties susceptible of being cured from and against all Claims actually or allegedly arising from or in connection with such Event of Default and Landlord's forbearing from terminating this Lease as aforesaid; provided, further, however, that:

                    (i) such forbearance shall not subject Landlord to criminal prosecution or subject all or any portion of the Improvements to lien or sale (without limiting the application of the above Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, if any, or any officer, director, partner, shareholder, member, manager or employee of Landlord or its managing agent as an individual, is charged with a crime of any kind or degree whatsoever, whether by summons or otherwise);

                   (ii) such forbearance shall not be in violation or result in a violation of, or default under, any Senior Interest or Legal Requirement

                  (iii) such Authorized Holder shall promptly, diligently and continuously prosecute the cure of such Event of Default; and

                   (iv) such Authorized Holder upon obtaining possession or acquiring Tenant's interest under this Lease shall be required promptly to cure all defaults then susceptible of being cured; provided, however, that: (A) such Authorized Holder shall not be obligated to continue such possession or to continue such foreclosure proceedings after such defaults shall have been cured; (B) nothing herein contained shall preclude Landlord, subject to the provisions of this Article 14, from exercising any rights or remedies under this Lease with respect to the occurrence of any other Event of Default during the pendency of such foreclosure; proceedings; (C) such Authorized Holder shall agree with Landlord in writing to comply during the period of such forbearance with such of the terms, conditions and covenants of this Lease as are susceptible of being complied with by such Authorized Holder. Any default by Tenant not susceptible of being cured by such Authorized Holder shall be deemed to have been waived by Landlord upon completion of such foreclosure proceedings or upon such acquisition of Tenant's interest in this Lease by such Authorized Holder, except that any of such Events of Default which are reasonably susceptible of being cured after such completion and/or acquisition shall then be cured with reasonable diligence. It is understood and agreed that such Authorized Holder, or its designee, or any purchaser in foreclosure proceedings (including, without limitation, a corporation formed by such Authorized Holder) may become the legal owner and Authorized Holder of this Lease through such foreclosure proceedings or by assignment of this Lease in lieu of foreclosure; provided, however, that such legal owner and Authorized Holder shall within a reasonable period of time after acquiring possession, not to exceed thirty (30) days in the aggregate, assign the leasehold interest created by this Lease to an entity which is a Permitted Assignee under Article 13 hereof.

                  (d) In the event of the termination of this Lease prior to the expiration of the Term, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise, due to an Event of Default as referred to in
Article 18 hereof, Landlord shall serve upon an Authorized Holder of such mortgage written notice that this Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other Events of Default, if any, under this Lease then known to Landlord. Such holder shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

         Upon the written request of the holder of such mortgage, within thirty
         (30) days after service of such notice that this Lease has been terminated, Landlord shall enter into a new lease of the Premises with such holder, or its designee, as follows:

                  Such new lease shall be entered into at the cost (including, without limitation, reasonable attorneys' fees, disbursements and expenses and any real estate transfer or transfer gains taxes imposed, primarily or secondarily, on Landlord, or any Senior Interest Holder by reason of such termination and/or the granting of such new lease) of the tenant thereunder, shall be effective as of the date of termination of this Lease, and shall be for the remainder of the Term and at the Rent and upon all the agreements, terms, covenants and conditions contained in this Lease, including any applicable rights of renewal. Such new lease shall require the tenant to perform any unfulfilled obligation of Tenant under this Lease which is susceptible of being performed by such tenant including, without limitation, curing any default which can be cured by the payment of a liquidated sum of money. Such new lease shall provide that there shall be no liability on the part of Landlord for any holdover by Tenant. Upon the execution of such new lease, the tenant named therein shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay all expenses including, without limitation, (i) reasonable attorneys' fees, court costs and disbursements and expenses and any real estate transfer or transfer gains taxes imposed, primarily or secondarily, on Landlord, or any Senior Interest Holder by reason of such termination and/or the granting of such new lease and (ii) any costs and expenses incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Premises, and the preparation, execution and delivery of such new lease.

                  (e) Any notice or other communication which Landlord shall desire or be required to give to or serve upon any Authorized Holder of a mortgage on this Lease shall be in writing and shall be served by certified mail, return receipt requested, addressed to such Authorized Holder at its address as set forth in such mortgage, or in the last assignment thereof delivered to Landlord pursuant to Section 22.1 hereof or at such other address as shall be designated by such Authorized Holder by notice in writing given to Landlord by certified mail.

                  (f) Any notice or other communication which any Authorized Holder of a mortgage on this Lease shall desire or is required to give to or serve upon Landlord shall be deemed to have been duly given or served on the date of first attempted delivery if sent by certified mail addressed to Landlord at Landlord's addresses as shall be designated by Landlord by notice in writing given to such Authorized Holder by certified mail, return receipt requested, and shall be deemed given the date of first attempted delivery.

                  (g) To the extent not otherwise provided for in this Section 14.2, each such notice and communication provided for under this Section 14.2 shall be governed by Section 22.1 hereof.

                  13.3. (a) If any Authorized Holder of a leasehold mortgage of this Lease or its designee shall acquire title to Tenant's interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly-owned subsidiary corporation of such mortgagee or its designee, or under a new lease pursuant to this Article 14, such mortgagee may assign such lease, and notwithstanding anything contained in Article 13 hereof, shall thereupon be released from all liability for the performance or observance of the covenants and conditions in such lease contained on Tenant's part to be performed and observed from and after the date of such assignment, provided and on condition that (i) the assignee from such mortgagee shall have assumed such lease in accordance with subsection 13.5(a)(iv)(C) hereof and shall have complied with subsection 13.5(a) hereof and (ii) such assignee has a net worth computed in accordance with generally accepted accounting principles consistently applied at least equal to the Minimum Net Worth, and has delivered evidence reasonably satisfactory to Landlord that such net worth criteria has been satisfied.

                  (b) If any leasehold mortgagee is released from liability by virtue of the provisions of clauses (i) and (ii) of subsection 14.3(a) hereof, no exercise of any extension right by the then holder of the leasehold estate under this Lease or any new lease shall be effective unless at the time of such exercise such holder has a net worth at least equal to the Minimum Net Worth, and has delivered evidence reasonably satisfactory to Landlord that such net worth criteria has been satisfied.

                                   ARTICLE 14

                                    INSURANCE

                  14.1. Insurance. (1) Tenant will at all times maintain insurance on the Premises of the following character:

                    (a insurance against loss or damage by fire, lightning, windstorm, hail, explosion, aircraft, smoke, vandalism, malicious mischief, vehicle damage and other risks from time to time included under "extended coverage" policies and such other risks as are or shall customarily be insured against with respect to property that is similar to the Premises, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss under the applicable policies, but in any event in amounts not less than the full insurable value of the Premises (the term "full insurable value", as used herein, means "actual replacement value", less foundations, footings and excavations, but which may include provisions for deductibles or uninsured loss not to exceed $10,000 per occurrence);

                  (b general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises (and if applicable law, regulation or ordinance creates liability for a property owner for injuries occurring on adjoining streets, sidewalks and passageways, such insurance shall cover the adjoining streets, sidewalks and passageways), such insurance to afford protection to Landlord of not less than a combined single limit coverage of $10,000,000 per occurrence;

                  (c workmen's compensation insurance covering all persons employed in connection with any work done on or about the Premises in connection with which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises; and

                  (d such other insurance on the Premises as Landlord and the Senior Interest Holder may from time to time reasonably require to protect Landlord, Tenant and/or the Premises in such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Premises, and similarly located.

Such insurance shall be written by companies of recognized financial standing having a Best rating of A VII or better reasonably acceptable to Landlord, which are authorized to do an insurance business in the State of California and such insurance shall be in a form reasonably acceptable to Landlord and shall name as the insured parties thereunder Landlord, the Senior Interest Holder, and Tenant, as their interests may appear. Tenant may, at its option, provide for the foregoing insurance coverage by the use of a "blanket" policy covering Tenant's interest in other properties in addition to the Premises, provided that the Premises are separately described and scheduled in said "blanket" policy and certificates of coverage thereunder with respect to, and listing, the Leased Premises are delivered as provided in subparagraph (c), below. Landlord shall not be required to prosecute any claim against any insurer or to contest any settlement proposed by any insurer; provided, however, that Tenant may, at its sole cost and expense, prosecute any such claim or contest any such settlement, and in such event Tenant may bring any such prosecution or contest in the name of Landlord, Tenant or both and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against any and all costs, liabilities and expenses in connection with such prosecution or contest.

                  14.2. Every such insurance policy referred to herein shall, provided that Landlord has notified Tenant as to the identity of the mortgagee, bear a first mortgagee endorsement in favor of the mortgagee and any replacement mortgagee and any proceeds with respect to loss or damage to the Premises under any such policy shall be made payable to the mortgagee and any replacement mortgagee in the manner provided in paragraph 12. Every such policy shall contain, to the extent obtainable, an agreement by the insurer that it will not cancel such policy except after thirty (30) days' prior written notice to Landlord and to the mortgagee, that such policy shall not be invalidated if any insured thereunder shall waive in writing, prior to any loss, any or all rights of recovery against any other party for losses covered by such policy and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding any foreclosure or other action or proceeding taken pursuant to any provision of the mortgage by a mortgagee upon the happening of an event of default, as defined therein.

                  14.3. Tenant shall deliver to Landlord promptly after the execution and delivery of this Lease the original or duplicate policies or certificates of the insurers evidencing all the insurance which is then required to be maintained by Tenant hereunder, and Tenant shall, prior to the expiration of any such insurance, but not more than thirty (30) days prior thereto, deliver other original or duplicate policies or certificates of insurers evidencing the renewal of such insurance. Should Tenant fail to effect, maintain or renew any insurance provided for in this paragraph 15, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, then and in any of said events Landlord, at its option, but without obligation so to do, may with reasonable notice to Tenant procure such insurance, and any sums expended by it to procure any such insurance shall be Additional Rent hereunder and shall be repaid by Tenant within five (5) days after receipt of bills therefor from Landlord.

                  14.4. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this paragraph 15 to be furnished by Tenant unless Landlord is included therein as a named insured, with loss payable as provided in this Lease. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver the policy or policies or certificates evidencing the same. So long as Tenant maintains the insurance required in this paragraph 15, Landlord shall not obtain or carry separate insurance on the Leased Premises concurrent in form or contributing in the event of loss with that required in this paragraph 15.

                  14.5. Any proceeds received by Landlord under the insurance policies referred to in clauses (i) and (iv) of paragraph 15.1(a) shall be held in trust by Landlord or held by any such Senior Interest Holder until disposed of in accordance with paragraph 15.

                                   ARTICLE 15

                              DAMAGE OR DESTRUCTION

                  15.1. In case of any damage to or destruction of the Improvements or any part thereof, Tenant will promptly, but not more than ten
(10) days after the occurrence of any such damage or destruction, give written notice thereof to Landlord describing with as much specificity as is reasonable the nature and extent of such damage or destruction.

                  15.2. If the Improvements are partially or totally damaged or destroyed, (a) Tenant shall have no right to terminate this Lease and this Lease shall not be terminated by reason of such casualty and (b) Tenant's obligation to pay Rent hereunder shall not abate.

                  15.3. In the event of any damage to or destruction of all or any portion of the Improvements, Tenant covenants that, within a reasonable period of time, Tenant shall commence and diligently and continuously pursue and complete the restoration of the Improvements ("RESTORATION") to the condition it was in prior to such damage or destruction, to the extent possible in accordance with then applicable laws, subject to Force Majeure. All Restoration performed by Tenant shall be in accordance with the procedures set forth herein relating to Tenant's Changes.

                  15.4. Notwithstanding anything to the contrary contained herein including, without limitation, Article 14 and this Article 16 hereof, it is agreed and acknowledged that if any casualty occurs to the Premises and (i) the estimated restoration cost to same shall be in excess of 25% of the then fair market value of the Premises (excluding the value of the Land) (a "Major Casualty") and (ii) such Major Casualty occurs during the last year of the Term hereof, then Tenant shall thereupon have the option of canceling and terminating this Lease by a Termination Notice given to Landlord within thirty (30) days after such damage or destruction. If Tenant elects to cancel and terminate this Lease in accordance with the foregoing option, Tenant shall be under not duty to restore, rebuild or repair the Improvements, the Rent shall be apportioned as of the date of the destruction and, subject to the terms and provisions of this Lease, the (a) insurance proceeds payable to Tenant as a result of such damage or destruction of the Improvements (excluding business interruption insurance) shall be paid to Landlord and the Senior Interest Holder, as their interests may appear and (b on the date Tenant delivers the Termination Notice to Landlord pursuant to this Section, Tenant shall pay to Landlord an amount equal to Future Rent which at the time of such termination of this Lease represents the then value (using a discount rate equal to the sum of (x) the then current rate of interest paid on United States Treasury Obligations selected by Landlord with a maturity comparable to the Expiration Date and (y) 150 basis points (1.5%)) of the aggregate of the Rent payable hereunder which would have been payable by Tenant for the period commencing with such earlier termination of this Lease and ending with the Expiration Date, had this Lease not so terminated by Tenant pursuant to this Section 16.4.

                                   ARTICLE 16

                                  CONDEMNATION

                  16.1. Subject to the provisions of this Section 17, Tenant hereby irrevocably assigns to Landlord any award or payment to which it may be or become entitled by reason of any taking of the Premises or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any laws, general or special, or by reason of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Landlord shall be entitled to participate fully in any such proceedings and Landlord's expenses shall be paid to it out of the award. The award, net of such expenses, is hereinafter called the "NET AWARD".

                  16.2. If during any term of this Lease the Premises shall be permanently taken in their entirety in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, then this Lease shall terminate upon the date Tenant shall be deprived of possession of the Premises on account of such taking, without further obligation, except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen with respect to the Premises prior to such date.

                  16.3. If during any term of this Lease any substantial portion of the Premises shall be taken in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, which is sufficient to render the remaining portion of the Premises unsuitable for Tenant's continued use or occupancy even after restoration, then Tenant may, within sixty (60) days after such taking, give notice to Landlord of its intention to terminate this Lease not less than one hundred twenty (120) days after delivery of such notice. No such termination shall release Tenant from any obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen with respect to the Premises prior to the date of such termination.

                  If Landlord shall dispute Tenant's determination that the remaining portion of the Premises is unsuitable for Tenant's continued use or occupancy even after restoration, Landlord shall so notify Tenant within thirty
(30) days after receipt of Tenant's notice to such effect, and the dispute between the parties shall be resolved by arbitration pursuant to Article 36, below.

                  If this Lease shall terminate pursuant to Section 17.2 above, or this Section 17.3, then the entire award shall be retained by Landlord as its sole property.

                  16.4. If (a) a portion of the Premises shall be taken during any term of this Lease in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, which taking is not sufficient to authorize Tenant to give notice of its intention to terminate this Lease as provided in Section 17.3 above, or (b) the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full force and effect without abatement of any Base Rent, Additional Rent or other sums payable by Tenant hereunder notwithstanding such taking or requisition, and Tenant shall, promptly after any such taking or requisition and at its sole cost and expense, repair any damage caused by any such taking or requisition in conformity with the requirements of Section 16 so that after the completion of such repairs the Premises shall be, as nearly as possible, in a condition as good as and having a value as great as the condition and value thereof immediately prior to such taking or requisition.

                  In the event of any such taking from time to time after the commencement of any such repairing but not more often than once in any period of thirty (30) calendar days, Tenant may by notice request that Landlord pay to Tenant out of the Net Award an amount sufficient to reimburse Tenant for the unreimbursed cost and expense of such repairing and, upon receipt by Landlord of a certificate, dated currently and signed by an officer of Tenant setting forth in reasonable detail the aggregate amount of such costs and expenses actually incurred for the account of Tenant, and Tenant shall state therein that no event of default has happened and is continuing hereunder, then Landlord shall pay to Tenant out of the Net Award the amount so certified, less the amount of all previous reimbursements made on account of such repairs. If the cost of any repairs required to be made by Tenant pursuant to this Section 17.4 shall exceed the Net Award, the deficiency shall be paid by Tenant. If there is a balance of the Net Award remaining after final payment for such work of repair and in excess of related administrative and legal fees, and the fair market value of any land taken which constituted a portion of the Premises (which amount shall be paid to Landlord), then such balance shall be retained by or paid to Landlord. In the event of any temporary requisition, Tenant shall be entitled to receive the entire Net Award payable by reason of such temporary requisition, less any portion of the Net Award which may be determined to be payable to Landlord on account of that period of such temporary requisition which extends past the time Tenant is entitled to occupy the Premises.

                                   ARTICLE 17

                       CREDITOR'S RIGHTS/EVENTS OF DEFAULT

                  17.1. This Lease and the term and estate hereby granted by this Lease are subject to the limitation that if (a) Tenant makes an assignment of the property of Tenant for the benefit of creditors, or (b) Tenant files a voluntary petition under any bankruptcy or insolvency law (either, a "CREDITOR'S LAW"), or (c) an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under a Creditor's Law, or (d) a petition is filed by or against Tenant under the reorganization provisions of any Creditor's Law, or (e) a petition is filed by Tenant under the arrangement provisions of any Creditor's Law, or (f) a permanent receiver of Tenant of or for the property of Tenant is appointed, then, in any of the aforementioned events Landlord may,
(i) if the event occurs with the consent or acquiescence of Tenant, at any time after Landlord becomes aware or receives notice of the occurrence of any such event, or (ii) if such event occurs without Tenant's consent or acquiescence, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of Landlord's notice of intention, and upon expiration of said five (5) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 20 hereof.

                  17.2. If any of the following events (an "EVENT OF DEFAULT") occurs, then Landlord may give to Tenant a notice of intention to end the term of this Lease on the fifth (5th) day after the date of the service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the Expiration Date of this Lease, but Tenant shall remain liable for damages as provided in Article 20 hereof:

                  (a if Tenant shall default in the payment of (i) any Base Rent with such default continuing for three (3) days or (ii) Additional Rent, with such default continuing for ten (10) days after notice of such non-payment or incomplete payment, or

                  (b if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease, and such default shall continue and not be remedied as soon as practicable and in any event within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Senior Interest Holder to prosecution for a crime or any other fine or charge, (ii) subject the Premises or any part thereof or Land, or any part thereof, to being condemned or vacated,
(iii) subject the Improvements or Land, or any part thereof, to any lien or encumbrance, or (iv) result in the termination of any Senior Interest. The foregoing extended cure periods are subject to the following further conditions:
Tenant shall (A) within the aforementioned thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (B) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and
(C) complete such remedy within a reasonable time after the date of said notice to Landlord, provided that in no event shall such thirty (30) day period be extended beyond the point which would (1) subject Landlord or any Senior Interest Holder to prosecution for a crime or any other fine or charge,
(2) subject the Premises or any part thereof or Land, or any part thereof, to being condemned or vacated, or (3) subject the Premises or Land, or any part hereof, to any lien or encumbrance, or

                  (c if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 13 hereof, or

                  (d if Tenant shall, whether by action or inaction, cause a default under any Senior Interest (including, without limitation, the Fullerton Lease), and such default shall continue for five (5) days after notice of such default, or

                  (e Tenant shall not acquire the Landlord's Interest in and to the Premises and Land in accordance with the terms as set forth in Article 40 hereof within sixty (60) days after Landlord shall deliver a Put Option Notice.

                  17.3. (a) If Tenant shall have assigned its interest in this Lease, and this Lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code ("BANKRUPTCY CODE") or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this Lease by reason of any such proceeding, the assignee or any of its predecessors in interest under this Lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (i) pay to Landlord all Rent then due and payable to Landlord under this Lease to and including the date of such disaffirmance or rejection and (ii) enter into a new lease as Tenant with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (A) the rights of the Tenant under the new lease, shall be subject to any possessory rights of the assignee in question under this Lease and any rights of persons claiming through or under such assignee, (B) such new lease shall require all defaults existing under this Lease to be cured by the Tenant with reasonable diligence, and (C) such new lease shall require the Tenant to pay all Additional Rent which, had this Lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the Tenant shall fail or refuse to enter into the new lease within ten (10) days after Landlord's request to do so, then in addition to all other rights and remedies by reason of such default, under this Lease, at law or in equity, Landlord shall have the same rights and remedies against the Tenant as if the Tenant had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the Tenant thereunder.

                  (b If, pursuant to the Bankruptcy Code, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 13 hereof (or if this Lease shall be assumed by a trustee), then the trustee or assignee shall cure any default under this Lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) the source of payment of rent and performance of other obligations under this Lease, for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one (1) year's Base Rent then reserved hereunder plus an amount equal to all Additional Rent, payable during the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed, and that any such assignee of this Lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least the Combined Net Worth and (ii) that the use of the Premises shall in no way diminish the reputation of the Premises or the Improvements as a first-class retail Improvements or impose any additional burden upon the Premises or increase the services to be provided by, or payments to be made by, Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this Lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (i) the brokerage commission, if any, and other expenses reasonably incurred by Tenant for such assignment and (ii) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

                  (c If Tenant's trustee, Tenant or Tenant as debtor-in-possession assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. ss. 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. ss. 365(b)(3) (as the same may be amended). Following delivery of the aforementioned notice to Landlord, the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into any such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                                   ARTICLE 18

                        RE-ENTRY BY LANDLORD, INJUNCTION

                  18.1. If this Lease shall be terminated by Landlord as provided in Article 18 hereof, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The terms "RE-ENTER" and "RE-ENTRY", as herein used, are not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 18 hereof or if Landlord shall re-enter the Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Base Rent and Additional Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay the Landlord damages as provided in Article 20 hereof.

                  18.2. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

                  18.3. If this Lease shall terminate under the provisions of
Article 18 hereof, or if Landlord shall re-enter the Premises under the provisions of this Article 19, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 20 hereof or pursuant to law.

                  18.4. Tenant hereby expressly waives, for itself and on behalf of any person claiming through or under it, including creditors of all kinds, any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. Tenant also waives the provisions of any law relating to notice or delay in levy of execution in case of an eviction or dispossess of Tenant for non-payment of rent or of any other law of like import now or hereafter in effect.

                                   ARTICLE 19

                                     DAMAGES

                  19.1. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises (or any one of them) or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such Rent and other sums received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall in no event be entitled to any rent collected or payable upon any reletting, whether or not such rent shall exceed the Rent due in this Lease. No such re-enter or taking possession of the Premises by Landlord shall constitute an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a Court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including
(i) the worth at the time of the award of the unpaid Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such Event of Default, the cost of recovering possession of the Premises, expenses of reletting, including, without limitation, necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable in connection with the reletting of the Premises by Landlord; and (v) any Prepayment Premium incurred in connection with such Event of Default or as a result thereof. As used herein, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the Default Interest Rate per annum, or such lesser amount as may then be the maximum lawful rate. If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the

Premises, terminating this Lease and recovering from Tenant the amount specified in this Section 20.1 or (ii) Landlord may elect not to terminate this Lease and to proceed under the foregoing provisions of this Section 20.1. In determining the rent which would be payable by Tenant hereunder subsequent to an Event of Default, the annual Rent for each year of the expired Term of this Lease shall be equal to the annual Rent payable hereunder during the balance of the Term, including, without limitation, Base Rent and Additional Rent.

                  20.2. In addition to the foregoing, if the Fullerton Lease is terminated as result of an Event of Default by Tenant, then in such event, Tenant shall pay to Landlord all actual damages incurred by Landlord in connection with any such termination.

                  20.3. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 18 hereof, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than any of the sums referred to in Section 20.1 hereof.

                                   ARTICLE 20

                              INTENTIONALLY OMITTED



                                   ARTICLE 21

                                     NOTICES

                  21.1. Any notice to be given under this Lease shall be in writing and shall be sent by certified mail, return receipt requested, or by nationally-recognized overnight courier, with acknowledgment receipt, addressed to (a) Landlord at its address herein stated on page 1, Attention: Christopher
M. Jeffries and (b) Tenant (i) at its address herein stated on page 1,
Attention: John Gibbons, President. No notice shall be effective unless given to all of the parties listed hereinabove. Each party shall have the right to designate, by notice in writing, any other address to which such party's notice is to be sent. Any notice to be given by either party may be given by the attorneys for such party. Any notice shall be deemed given upon the date of first attempted delivery.

                  21.2. (a All performance (including cure) dates expire at 5:00 o'clock p.m. (Los Angeles time) on the applicable performance or cure date.

                          (b A performance date which falls on a Saturday,
Sunday or holiday on which courts in the County of Orange shall be closed is automatically extended to the next business day with interest, if applicable, at the Interest Rate, or Default Interest Rate, as the case may be.


                                   ARTICLE 22

                                 QUIET ENJOYMENT

                  22.1. Landlord covenants that Tenant, on paying the Rents and performing all the terms, covenants, conditions, provisions and agreements aforesaid, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid, free from any interference or hindrance by Landlord.

                                   ARTICLE 23

                                    BROKER(S)

                  23.1. Each of Landlord and Tenant represents to the other that such party has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. Landlord and Tenant each agrees to indemnify, defend and hold the other party harmless from any loss, liability and expense incurred by such indemnified party as a result of any claim made against such indemnified party which is based upon a breach of said representation by the indemnifying party. The indemnification obligations hereunder shall survive the Expiration Date or sooner termination of this Lease.

                                   ARTICLE 24

                         SUBORDINATION; NON-DISTURBANCE

                  24.1. This Lease and all rights of Tenant under it are subordinate to and shall be subject to (a) any present and future ground or underlying leases which may now or hereafter affect all or any portion of the Premises and (b) any mortgages which may now or hereafter affect such leases or all or any portion of the Premises, and to all renewals, modifications, replacements, consolidations and extensions thereof (all of the foregoing, collectively, the "SENIOR INTERESTS," and holders of Senior Interests shall be referred to as "SENIOR INTEREST HOLDERS"), provided that, with respect to each existing Senior Interest, Landlord shall obtain from the Senior Interest Holder to which this Lease is now subordinated, a non-disturbance agreement substantially in the form of the subordination, non-disturbance and attornment agreement then used by such Senior Interest Holder for commercial loans. The provisions of this Section 25.1 shall be self operative and no further instrument of subordination shall be required.

                  24.2. Any Senior Interest Holder who succeeds to the rights of Landlord under this Lease, whether through exercise of remedies or by operation of law, is hereinafter called a "SUCCESSOR LANDLORD." Upon the Successor Landlord's succession to the rights of Landlord under this Lease, Tenant shall attorn to and recognize the Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence the attornment. Upon attornment, this Lease shall continue in full force and effect and as a direct Lease between the Successor Landlord and Tenant on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of this Section
25.2 shall inure to the benefit of such Successor Landlord, shall be self-operative and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.2, satisfactory to any such Successor Landlord acknowledging such attornment and setting forth the terms and conditions of its tenancy.

                  24.3. Anything herein contained to the contrary notwithstanding, under no circumstances shall a Successor Landlord whether or not it shall have succeeded to the interests of Landlord, under this Lease, be

                  (a) liable for any act, omission or default of any prior landlord; or

                  (b) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; or

                  (c) bound by any Base Rent or Additional Rent which Tenant might have paid to any prior landlord for more than one (1) month in advance; or

                  (d) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval; provided, however, Successor Landlord shall be subject to the terms of Article 39 hereof.

                  24.4. Tenant shall pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground or underlying lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to a Senior Interest Holder, and Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to each Senior Interest Holder whose name and address has been furnished to Tenant, and until thirty (30) days after Tenant shall have given such Senior Interest Holder such notice, or in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, such reasonable period of time necessary to remedy such default so long as the Senior Interest Holder duly commences and thereafter diligently prosecutes to completion all steps necessary to remedy the default and complete such remedy within a reasonable period of time following the giving of such notices, during which time any Senior Interest Holder shall have the right, but shall not be obligated, to remedy such act or omission.

                  24.5. If, in connection with the financing of the Land, the Improvements or the interest of the Tenant under any ground or underlying lease, or if in connection with the entering into of a ground or underlying lease, any lending institution or Landlord shall request reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or diminish the rights, or increase the other obligations of Tenant under this Lease by more than a de minimis amount, Tenant shall consent to such modifications.

                                   ARTICLE 25

                                   NO WAIVERS

                  25.1. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Lease, or to exercise any election herein contained or acceptance of payment of any kind with knowledge of a default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party's obligations hereunder. Further, no payment by Tenant or receipt by Landlord of a lesser amount than the correct amount of Base Rent and/or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept any checks or payments as made without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or otherwise provided at law or in equity.

                                   ARTICLE 26

                        LIMITATIONS ON TENANT'S REMEDIES

                  26.1. With respect to any provision of this Lease which specifically requires that Landlord shall not unreasonably withhold or unreasonably delay its consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for any sum of money whatsoever as damages, costs, expenses, attorneys' fees or disbursements, whether affirmatively or by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed such consent or approval. Tenant's sole remedy for claimed unreasonable withholding or unreasonable delaying by Landlord of its consent or approval shall be an action or proceeding brought and prosecuted solely at Tenant's own cost and expense to enforce such provision, for specific performance, injunction or declaratory judgment. Notwithstanding the foregoing, Tenant shall be entitled to money damages only with respect to a claim that Landlord has unreasonably withheld or delayed its consent if it is expressly determined in an action or proceeding (as opposed to an arbitration, which the parties agree cannot result in an award for damages) that Landlord has wilfully or arbitrarily withheld its consent in bad faith and without any good faith business justification.

                                   ARTICLE 27

                              INTENTIONALLY OMITTED
                                   ARTICLE 28

                       CERTIFICATE OF TENANT AND LANDLORD

                  28.1. Each party will, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior written notice, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and the Additional Rent have been paid, and stating whether, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. It is agreed to that a party shall certify to such other information as the requesting party may reasonably require.

                                   ARTICLE 29

                     LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL

                  29.1. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding, except as permitted by law.

                                   ARTICLE 30

                              SURRENDER OF PREMISES

                  30.1. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises and Tenant shall, in all events, remove all of Tenant's Personal Property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                  30.2. If Tenant fails to surrender possession of the Premises upon the expiration or other termination of the term of this Lease, Landlord may elect by notice to Tenant, to treat Tenant as a holdover and, in all events, Tenant shall be obligated to pay in addition to all Additional Rent payable hereunder, minimum rent at a rate per diem equal to the greater of (a) one hundred twenty-five (125%) percent of the Base Rent payable immediately preceding the Expiration Date or sooner termination of the term of this Lease, or (b) one hundred twenty-five percent (125%) of the fair market rental value for the Premises during the holdover period. Notwithstanding such election by Landlord, if the Premises are not surrendered upon the expiration or other termination of the term of this Lease, then Tenant shall indemnify and hold harmless Landlord against and from any loss, costs, liability or expenses (including attorneys' fees) resulting therefrom, including any claims made by any succeeding Tenant founded upon such delay; provided, however, (i) Landlord shall have the right to seek to recover from Tenant any consequential or punitive damages occasioned by such holding over by Tenant and (ii) Landlord shall have no duty to mitigate any such damages incurred in connection with Tenant's failure to surrender possession of the Premises pursuant to this Lease.

                  30.3. If Tenant shall vacate the Premises at any time during the last month of the term of this Lease, then Landlord may after five (5) days prior written notice to Tenant enter and alter, renovate and redecorate the Premises, without elimination, diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts by

Landlord shall have no effect upon this Lease, except Tenant shall have no further obligation to maintain and repair the Premises after the date Landlord enters the Premises pursuant to this Section.

                                   ARTICLE 31

                              INABILITY TO PERFORM

                  31.1. If, by reason of Force Majeure, a party is unable to perform or is delayed in performing any of its obligations under this Lease including, without limitation, any Rent due and owing from Tenant hereunder, or is unable to supply or is delayed in supplying any service which it is obligated to supply, then such party shall have no liability in connection with that inability and this Lease and the other party's obligation to perform all of such other party's obligations under this Lease shall in no way be affected, impaired or excused. Notwithstanding the foregoing, "Force Majeure" shall not apply to any failure to timely pay monies due under this Lease including, without limitation, Rent due and owing from Tenant hereunder, nor shall the failure to receive or obtain financing be an excuse for failing to perform obligations hereunder.

                                   ARTICLE 32

                              NAME OF IMPROVEMENTS

                  32.1. Tenant named herein shall have the right to name the Improvements during the Term, and to erect any signs permitted by Legal Requirements.


                                   ARTICLE 33

                                   MEMORANDUM

                  33.1. Concurrently with the execution and delivery of this Lease, Landlord and Tenant shall execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease. Neither Landlord nor Tenant shall record this Lease. Any recording costs associated with the memorandum of this Lease shall be borne by Tenant. Within fifteen (15) days after written notice by Landlord upon the expiration of the term of this Lease or sooner termination of this Lease, Tenant covenants and agrees to execute, in recordable form, such documents as may be required to cancel/terminate the memorandum of this Lease.

                                   ARTICLE 34

                               EXTENSIONS OF TERM

                  34.1. Tenant shall have the option (each, an "EXTENSION OPTION") to renew the Term of this Lease for the entire Premises for two (2) additional, successive periods of ten (10) years each (collectively, the "EXTENSION TERMS," and each individually, an "EXTENSION TERM") on all the same terms and conditions as provided in this Lease, provided that:

                  (a) an Extension Option shall be exercised as set forth in
Section 35.2 below;

                  (b) Base Rent for each Extension Term shall be the amounts set forth in Section 35.3 below;

                  (c) Tenant shall not be in default under this Lease as of the time of (i) the giving of the applicable Extension Notice (as defined in Section
35.2 below) and (ii) the commencement date of the applicable Extension Term;

                  (d) with respect to the second Extension Term, Tenant shall have exercised the first Extension Option;

                  (e) Tenant shall have no further right to extend the Term beyond the last day of the second Extension Term; and

                  (f) the second Extension Term with respect to the Fullerton Land shall expire on April 11, 2035, unless the term of the Fullerton Lease is extended beyond such date.


                  34.2. Tenant may exercise an Extension Option by giving notice of its election to extend the Term of this Lease (an "EXTENSION NOTICE") at least twelve (12) months prior to the expiration of the initial Term of this Lease with respect to the first Extension Term, or, with respect to the second Extension Term, at least twelve (12) months prior to the expiration of the first Extension Term. Landlord shall endeavor to deliver notice of Tenant's Extension Option prior to the expiration of each Extension Option, but failure to do so by Landlord shall not relieve Tenant from meeting the time requirements and otherwise fulfilling Tenant's obligations set forth herein. If Tenant does not deliver an Extension Notice with respect to such immediately succeeding Extension Term on or before the date which is twelve (12) months prior to the Expiration Date or the last day of the first Extension Term, as the case may be, TIME BEING OF THE ESSENCE WITH RESPECT TO TENANT'S OBLIGATION TO DELIVER SUCH EXTENSION NOTICE PRIOR TO SUCH DATE, THEN THIS ARTICLE 35 SHALL HAVE NO FURTHER FORCE OR EFFECT AND SHALL BE DEEMED DELETED FROM THIS LEASE WITH RESPECT TO ANY UNEXERCISED EXTENSION TERMS. Notwithstanding the foregoing, in the event that Tenant fails to pay the rent due under the Fullerton Lease during the initial Term such that the City of Fullerton (as lessor under the Fullerton Lease) shall require an extension of the guaranty of the Fullerton Lease rental payments by Tenant or an affiliate thereof (or its successors or assigns) beyond the initial Term, then in such event, Tenant shall be deemed to have elected the Extension Option for the first Extension Term and if the City of Fullerton requires at the time of the second Extension Option a further guaranty of the rental payments under the Fullerton Lease, Tenant shall be deemed to have made an election for the second Extension Term for the duration of the City of Fullerton Lease.

                  34.3. The Base Rent for the Premises during any Extension Term shall be equal to the then fair market rent for comparable space in Orange County as of the commencement of the Extension Term, as Landlord and Tenant shall agree. The fair market rent shall be the rent charge for space of comparable size and condition under the same terms, conditions and obligations contained in this Lease, for a ten (10) year term, subject to Tenant's remaining right to extend the Term (if any), to a tenant having a net worth substantially similar to Tenant's, assuming that Landlord has had a reasonable time to locate a substitute tenant and neither Landlord nor such tenant is under any compulsion to rent, and taking into consideration any relevant facts and considerations in the market place at the time of the extension of the Term. Notwithstanding the foregoing, the Base Rent payable by Tenant for the first Extension Term shall be a minimum of $1,400,000 per annum and shall be a maximum of $1,800,000 per annum. The Base Rent payable by Tenant for the second Extension Term, shall be minimum of $1,600,000 per annum and a maximum of $2,200,000 per annum.

                  34.4. If Landlord and Tenant cannot agree as to such fair market rent within six (6) months prior to the end of the Initial Term of this Lease or six (6) months prior to the end of the first Extension Term, as the case may be, then the fair market rent shall be determined as follows:

                  (a) Landlord and Tenant shall each, within ten (10) days of the beginning of such six (6) month period, select an appraiser to determine such fair market rent for the Premises. Each Appraiser shall:


                           (i) be a professional designated member of the American Society of Real Estate Counselors or the American Institute of Real Estate Appraisers (holding designations of CRE or MAI respectively) or be a professionally designated member of the then preeminent successor organization and holding the senior professional designation awarded by the organization;

                           (ii) have a minimum of ten (10) years of commercial experience in (A) the leasing of retail space in Orange County, California or (B) the appraisal of retail Improvements in Orange County, California (the "APPRAISERS"); and

                           (iii) have generally recognized current competence in the valuation of such property, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue which is the subject of the appraisal.

                  (b) All appraisals under this Article 35 shall be made in accordance with sound, customary and usual appraisal practices utilized at the time of any such appraisals, consistently applied; provided, however, in determining fair market rent for the Premises, the Appraisers shall not assign any value to any improvements to the Premises made at Tenant's expense which will not remain in the Premises or to the good will created by Tenant or Tenant's name.

                  (c) The Appraisers shall have the right to consult experts and competent authorities with respect to factual information or evidence pertaining to the determination of fair market rent, but any such consultation shall be made in the presence of the parties, with full right on their part to cross-examine. In addition, each party shall have the right to submit relevant information and documentation to the Appraiser, so long as not less than five
(5) days prior to doing so, such party notifies the other party and supplies copies of such information and documentation intended to be delivered to the Appraisers in order to allow such other party to prepare and concurrently submit any relevant counter information or documentation to the Appraiser.

                  (d) If either party fails to appoint an Appraiser within ten
(10) days after written notice of its failure to appoint any such Appraiser pursuant to this Section 35.4, then, in such event, the party which has appointed an Appraiser pursuant to this Section 35.4 may, on notice to the other, request appointment of the other party's Appraiser by the Los Angeles, California office of the AAA in accordance with its rules then prevailing or if the AAA shall fail to appoint said Appraiser within fifteen (15) days after such request is made, then such party may apply, on notice to the other, to the Chief Judge of the Superior Court in the County of Orange (or any other court have jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such Appraiser.

                  (e) If the Appraisers are unable to agree as to the fair market rent within thirty (30) days after the date of the appointment of the last of such Appraisers, then the Appraisers shall, within five (5) days of the end of the thirty (30) day period, mutually select a third appraiser (the "ARBITRATOR") who has the same qualifications as the Appraisers. Each Appraiser shall submit to the Arbitrator and the other party its determination of the fair market rent of the Premises including reasonable documentation supporting such determination, and the Arbitrator shall within thirty (30) days of its appointment decide which Appraiser has most accurately determined the fair market rent, which decision shall be final and binding on both Landlord and Tenant. The Arbitrator shall be permitted to question each of the Appraisers regarding their respective appraisal, but only in the presence of the Appraiser appointed by the other party.

                  (f) Notwithstanding anything to the contrary contained in this
Article 35, if the parties come to an agreement with respect to the fair market rent prior to the rendition by the Appraisers or the Arbitrator of any decision to be made by them hereunder, such agreement between the parties shall be binding and conclusive and terminate the appraisal procedure hereunder.

                  (g) Landlord and Tenant shall each pay their own Appraiser's fees and costs, and shall each pay one-half (1/2) of the Arbitrator's fees and costs.

                  34.5. If this Lease is renewed for any Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the Term and the last day of the applicable Extension Term.

                  34.6. If Tenant exercises its right to extend the Term for an Extension Term pursuant to this Article 35, the definition of the word "TERM" with respect to any period thereafter for all applicable purposes under this Lease shall include the Extension Term.

                                   ARTICLE 35

                                 FULLERTON LEASE

                  35.1. Subject to Section 36.2 below, Landlord covenants and agrees that it will not do or cause to be done or suffer or permit any act or thing to be done which may or could cause the Fullerton Lease or the rights of Landlord thereunder to be canceled, terminated or forfeited.

                  35.2. Subject to the provisions of Article 36.3 hereof, this Lease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in the Fullerton Lease, except such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the provisions hereof or are set forth in Section 36.3 hereof (the "EXCLUDED PROVISIONS"). All express provisions of this Lease shall govern in all circumstances unless use of the Premises or any action or inaction taken in accordance with said provisions may be the basis of a default under the Fullerton Lease, in which case the inconsistency shall be resolved in favor of the provisions of the Fullerton Lease. A true copy of the Fullerton Lease has been delivered to, and reviewed by, Tenant.

                  35.3. The following provisions of the Fullerton Lease are hereby excluded from this Lease: Article VI, Section 9.01, Article X and Section 12.01.

                  35.4. Except for any Excluded Provisions, Tenant covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Landlord, as lessee pursuant to the Fullerton Lease, and further covenants and agrees not to do or suffer or permit anything to be done which would result in a default under or cause the Fullerton Lease to be terminated. All of the terms, covenants, conditions, provisions and agreements of the Fullerton Lease, excepting any Excluded Provisions, are hereby incorporated herein with the same force and effect as if herein set forth in full and wherever the term "LESSEE" occurs in the Fullerton Lease, the same shall be deemed to refer to Tenant and wherever the term "LESSOR" occurs in the Fullerton Lease, the same shall be deemed to refer to Landlord, it being understood and agreed that the foregoing shall not be deemed to confer upon Tenant any rights afforded to Landlord under the Fullerton Lease to cancel, terminate, surrender, modify or amend the Fullerton Lease, or to waive, settle, compromise or otherwise adversely affect Landlord's rights thereunder; provided, however, Tenant shall be entitled, during the Term of this Lease, to have all the rights and benefits afforded to Landlord under the Fullerton Lease, except those contained in the Excluded Provisions. Notwithstanding the foregoing, all grace periods specified in the Fullerton Lease for performance by Landlord of its obligations to the City of Fullerton under the Fullerton Lease shall, for purposes of determining compliance by Tenant with the provisions hereof, be each reduced by five (5) days.


                                   ARTICLE 36

                                   DEFINITIONS

                  36.1. For the purposes of this Lease each of the following terms shall have the meaning given such term in this Article or in the Section or subsection of this Lease indicated:

                  1. "ADA" shall mean Title III of the Americans with Disabilities Act of 1990, together with any amendments thereof or supplementary laws thereto.

                  2. "ADDITIONAL RENT" shall have the meaning provided in
Section 3.2.

                  3. "APPRAISERS" shall have the meaning provided in subsection 35.4(a)(ii).

                  4. "ARBITRATOR" shall have the meaning provided in subsection 35.4(e).

                  5. "AUTHORIZED HOLDER" shall have the meaning provided in subsection 14.1(a).


                  6. "AUTHORIZED INSTITUTION" shall mean a (i) bank, savings and loan institution, trust or insurance company, real estate investment trust, a pension, welfare or retirement fund, an eleemosynary institution or any combination of the foregoing, acting for its own account or as a trustee, with a net worth of at least $100,000,000 or (ii) governmental or quasi-governmental instrumentality.

                  7. "BANKRUPTCY CODE" shall have the meaning provided in subsection 18.3(a).

                  8. "BASE RENT" shall have the meaning provided in subsection 3.1(a).

                  9. "BROKERS" shall have the meaning provided in Section 24.1.

                  10. "CLAIMS" shall have the meaning provided in Section 9.1.

                  11. "COMMENCEMENT DATE" shall have the meaning provided in
Section 1.1.

                  12. "CONSENT REQUIRED CHANGES" shall have the meaning provided in subsection 10.1(a).

                  13. "CONTROL" shall have the meaning provided in subsection 13.2(b).

                  14. "CREDITOR'S LAW" shall have the meaning provided in
Section 23.1.

                  15. "DEFAULT INTEREST RATE" shall mean a rate per annum equal to the lesser of (a) two (2%) percent above the Prime Rate, and (b) the maximum applicable legal rate, if any.

                  16. "DELINQUENCY DATE" shall have the meaning provided in
Section 4.1.

                  17. "EVENT OF DEFAULT" shall have the meaning provided in
Section 18.2.

                  18. "EXPIRATION DATE" shall have the meaning provided in
Section 1.1.

                  19. "EXTENSION NOTICE" shall have the meaning provided in
Section 35.2.

                  20. "EXTENSION OPTION" shall have the meaning provided in
Section 35.1.

                  21. "EXTENSION TERM" shall have the meaning provided in
Section 35.1.

                  22. "FORCE MAJEURE" shall mean events which result in delays in a party's performance of its obligations hereunder due to causes beyond such party's control, including, but not restricted to, acts of God, the public enemy acts of the government, acts of the other party, fires, floods, strikes, freight embargoes and unusually severe weather.

                  23. "FULLERTON LEASE" shall mean that certain Ground Lease dated April 11, 1980, as amended, with the City of Fullerton as lessor and Landlord (by an assignment dated the date hereof) as lessee.


                  24. "FUTURE RENT" shall have the meaning provided in Section 12.3.

                  25. "IMPROVEMENTS" shall have the meaning provided in the Recitals of this Lease.

                  26. "INSIDERS" shall have the meaning provided in subsection 13.2(a).

                  27. "INTEREST RATE" shall mean a rate per annum equal to the lesser of (a) two (2%) percent above the Prime Rate, and (b) the maximum applicable legal rate, if any.

                  28. "LAND" shall have the meaning provided in the Recitals of this Lease.

                  29. "LANDLORD" shall have the meaning provided in the Recitals of this Lease.

                  30. "LANDLORD INDEMNIFIED PARTIES" shall have the meaning provided in Section 14.1.

                  31. "LEASEHOLD FINANCING DOCUMENTS" shall have the meaning provided in subsection 19(b).

                  32. "LEGAL REQUIREMENTS" shall mean laws, statutes and ordinances (including Improvements codes and zoning regulations, and ordinances) and the orders, rules, and regulations, directives and requirements of all federal, state, county and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Improvements or the Premises or any part thereof, or the sidewalks, curbs or area adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                  33. "MINIMUM NET WORTH" shall have the meaning provided in subsection 13.2(b).

                  34. "PERMITTED ASSIGNEE" shall have the meaning provided in subsection 13.2(b).

                  35. "PERSON" shall mean any individual, general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, cooperative or association or any other recognized business entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

                  36. "PREMISES" shall have the meaning provided in the Recitals of this Lease.

                  37. "PREPAYMENT PREMIUM" shall mean an amount equal to the amount due to all Senior Interest Holders as a result of a prepayment of all Senior Interests providing financing secured, in whole or in part, by Landlord's interest in the Premises and/or this Lease, together with all fees, costs, charges and expenses incurred by Landlord in connection with satisfaction of such Senior Interests.

                  38. "PRIME RATE" shall mean a rate per annum equal to the commercial lending rate announced from time to time by The Chase Manhattan Bank (New York, New York), or its successor, as its prime rate for ninety (90) day unsecured loans.

                  39. "RELATED ENTITY" shall have the meaning provided in subsection 13.2(b).

                  40. "RENT" or "RENTS" shall have the meaning provided in
Section 2.1.

                  41. "RULES OF CONSTRUCTION" are as follows:

                           (a) The words "INCLUDE" and "INCLUDING" and similar
                  terms shall be construed as if followed by the phrase "WITHOUT BEING LIMITED TO."

                           (b) All references to numbered Articles or Sections
                  are references to the Articles and Sections of this Lease unless otherwise expressly designated in context.

                           (c) Unless other payment dates are provided in this
                  Lease, all payments of any kind to be made by Tenant to Landlord under this Lease other than Base Rent (which shall be payable without notice or invoice), including reimbursements by Tenant to Landlord of costs incurred by Landlord, shall be payable by Tenant to Landlord upon receipt by Tenant of Landlord's bill therefor.

                           (d) The terms "PROVISIONS," "TERMS," "CONDITIONS,"
                  "COVENANTS," "REQUIREMENTS," "OBLIGATIONS" and other words of similar import shall be deemed to include all of those terms, where the context so permits.

                           (e) The term "THIS LEASE" shall be deemed to include
                  all of the provisions of this Lease.

                           (f) In any instance in which consent or approval by
                  Landlord is required under this Lease, it shall be deemed to be preceded by the word "PRIOR."

                           (g) The terms "FAILURE," "VIOLATION," "DEFAULT,"
                  "BREACH" and words of similar import shall be deemed to include all of those terms where the context so permits.

                           (h) The terms "COSTS," "EXPENSES," "OBLIGATIONS,"
                  "LIABILITIES" and words of similar import shall be deemed to include all of those terms where the context so permits.

                           (i) The use of the singular or the plural shall be
                  deemed to include the plural and the singular, as the case may be, where the context so permits.

                           (j) The use of the conjunctive shall be deemed to
                  include any, both or all of the terms which are joined, where the context so permits.

                  42. "SEC" shall have the meaning provided in Section 38.19.

                  43. "SENIOR INTEREST HOLDERS" shall have the meaning provided in Section 25.1.

                  44. "SENIOR INTERESTS" shall have the meaning provided in
Section 25.1.

                  45. "SUCCESSOR LANDLORD" shall have the meaning provided in
Section 25.2.

                  46. "TAXES" shall have the meaning provided in Section 4.1.

                  47. "TENANT" shall have the meaning provided in the Recitals of this Lease.

                  48. "TENANT'S CHANGES" shall have the meaning provided in subsection 10.1(a).

                  49. "TENANT'S PERSONAL PROPERTY" shall have the meaning provided in Section 10.8.

                  50. "TERM" shall have the meaning provided in Section 1.1.

                  51. "TERMINATION NOTICE" shall have the meaning provided in
Section 16.4.

                  52. "UNTENANTABLE" shall mean that the Premises, or a portion thereof, cannot be occupied by Tenant in a commercially reasonable manner for the conduct of its business.

                                   ARTICLE 37

                                  MISCELLANEOUS

                  37.1. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws.

                  37.2. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

                  37.3. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

                  37.4. All terms and words used in this Lease, regardless of the number or gender (including the neuter form) in which they are used, shall be deemed to include any other number and any other gender (including the neuter form) as the context may require.

                  37.5. Except as expressly provided herein, time shall be of the essence with respect to the exercise of any option granted under this Lease.

                  37.6. Except as otherwise provided herein, whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

                  37.7. In the event that Tenant is in arrears in payment of Rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

                  37.8. The covenants, agreements, conditions and provisions of this Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective heirs, distributees, executors, administrators, successors and assigns, except that no assignment or subsubletting in violation of the provisions of Article 18 hereof shall operate to vest any rights in any successor assignee or subtenant (or subsubtenant as the case may be).

                  37.9. Landlord and Tenant agree that it is their intention to create only the relationship of landlord and tenant (and optioner and optionee, as and only to the extent provided in Articles 39 and 40 hereof), and no provision of this Lease, or act of either party under this Lease, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or other form of enterprise between the parties.

                  37.10. All prior negotiations and agreements relating to this Lease and the Premises are merged into this Lease. This Lease may not be amended, modified or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, modification, termination or waiver is sought.

                  37.11. Each person executing this Lease hereby represents and warrants that he or she is a duly authorized representative of Landlord or Tenant, as the case may be, and has full authority to execute and deliver this Lease.

                  37.12. This Lease shall have no binding force and effect and shall not confer any rights or impose any obligations upon either party unless and until both parties have executed it and Landlord shall have and delivered to Tenant an executed copy of such consent. Under no circumstances shall the submission of this Lease in draft form by or to either party be deemed to constitute an offer for the subleasing of the Premises.

                  37.13. This Lease may be executed in several counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  37.14. This Lease and all the obligations of Tenant to pay Base Rent and Additional Rent and perform all of its other covenants and agreements hereunder shall in no way be affected, impaired, delayed or excused because Landlord is unable to fulfill any of its obligations hereunder, either explicit or implicit, if Landlord is prevented or delayed from so doing by reason of Force Majeure.

                  37.15. Each and every right and remedy of Landlord under this Lease shall be cumulative and in addition to every other right and remedy herein contained or now or hereafter existing at law or in equity, by statute or otherwise.

                  37.16. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision hereof.

                  37.17. If no standard for approval is provided herein, if either party hereto reserves the right to consent or approve the actions of the other party, such consent or approval shall not be unreasonably withheld or delayed, it being understood and agreed that if any action of the Tenant requires the approval of any other Senior Interest Holder, then, in such event, Landlord's approval shall be deemed withheld if the approval of any such other Senior Interest Holder is withheld.

                  37.18. Tenant shall deliver, or cause to be delivered, to Landlord (a) fiscal year-end audited financial statements and/or the Securities and Exchange Commission ("SEC") 10K annual report for Tenant promptly after the same is filed with the SEC (and in no event later than one hundred fifty (150) days after the end of such fiscal year) and (b) the SEC 10Q quarterly report for Tenant (and its parent companies, if applicable) promptly after the same is filed with the SEC (and in no event later than sixty (60) days after the end of such quarter), provided, however, that if a Tenant ceases to be a publicly traded corporation, Tenant shall deliver, or cause to be delivered, to Landlord financial statements prepared and reviewed by a so-called "Big 6" accounting firm approved by Landlord, which approval shall not be unreasonably withheld, containing substantially the same information as required in such 10K and 10Q reports within said one hundred fifty (150) and sixty (60) days periods, as applicable.

                  37.19. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of age, ancestry or national origin, color, creed, disability, gender, marital status, race, religion or sexual orientation in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant, or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, Tenants, subtenants (or subsubtenants as the case may be), subtenants or vendees in the Premises.


                                   ARTICLE 38

                                 PURCHASE OPTION



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


                  38.1. At any time during the three (3) year period commencing on the Commencement Date and ending on the third (3rd) anniversary thereof (the "PURCHASE OPTION PERIOD"), Tenant shall have the right (the "PURCHASE OPTION") to elect to purchase Landlord's fee and leasehold interests in the Premises for a purchase price equal to an amount that would enable Landlord to receive a return of its initial $10,000,000 investment, plus all other sums advanced hereunder or any transaction costs in connection with Landlord's investment in the Land and Improvements (including all acquisition costs) less the net amount of insurance proceeds and condemnation awards, plus a twelve percent (12%) cumulatively compounded (compounded annually) return on all such investments and costs advanced by Landlord (all such investments and costs, together with such compounded returns, the "PURCHASE PRICE"). If Tenant wishes to exercise such right, Tenant shall deliver to Landlord written notice (a "PURCHASE NOTICE") prior to the last day of the Purchase Option Period electing to exercise such Purchase Option in accordance with this Article 39; provided, however, Tenant shall not have the right to deliver a Purchase Notice if an Event and a Default shall be continuing hereunder. Notwithstanding the foregoing, following the expiration of the Purchase Option Period, Tenant shall be permitted to exercise the Purchase Option, provided, however, that in addition to the Purchase Price, Tenant shall pay to Landlord in addition to the Purchase Price, the Prepayment Premium.

                  38.2. Any notice by which Tenant shall elect to purchase Landlord's interest in the Premises shall specify a closing date, which shall be a business day not less than sixty (60) days nor more than ninety (90) days after the date of such notice and as to which time shall be of the essence as to Tenant's obligation to close the transaction contemplated hereunder. Any such conveyance shall be (i) with respect to the Fullerton Premises, by assignment and assumption of Lease in form required by Landlord , the City of Fullerton and any other Senior Interests and (ii) with respect to the Santa Ana Premises by grant deed, without covenant, and shall be subject to all exceptions to title then affecting the Premises except for monetary financing liens placed upon Landlord's interest in the Premises. The conveyance shall be completely "AS IS, WHERE IS, WITH ALL FAULTS," and Landlord shall make no representation or warranty in connection with such conveyance (including, for purposes of this clause, that it is the understanding of the parties that Tenant, and not Landlord, shall deliver any Title Affidavit required by Tenant's title insurance company. If Landlord shall timely tender to Tenant such a deed, and if Tenant shall thereupon fail to accept such deed and pay the Purchase Price to Landlord (together with any accrued Rent payable with respect to any period prior to the date of closing), then (a) the Base Rent otherwise payable hereunder shall be increased to be one-hundred fifty percent (150%) of the then current Base Rent.

                  38.3. Tenant shall be responsible for any transfer taxes (as well as for any title charges or other miscellaneous closing expenses) payable in connection with any conveyance by Lessor to Lessee pursuant to this Article 39.

                  38.4. Upon conveyance by Landlord to Tenant pursuant to this
Article 39, Tenant shall accept the Premises in its then "as is" condition, and Landlord shall not be deemed to have made any representation or warranty, or to have assumed any ongoing responsibility of any kind whatsoever, in connection with any such conveyance.

                  38.5. Upon any conveyance by Landlord to Tenant pursuant to this Article 39, this Lease shall not terminate, but (a) Tenant shall succeed to all rights and obligations of Landlord arising under this Lease from and after the date of such conveyance and (b) as between Landlord and Tenant, the Rent shall be apportioned as of the date of such conveyance.

                  39.6 Subject to the last sentence of Section 39.1, if Tenant shall not have delivered to Landlord a Purchase Notice on or prior to the last day of the Purchaser Option Period, then this Article 39 shall no longer be of any further force or effect and shall be deemed deleted from this Lease and Tenant shall not have any right to exercise the Purchase Option.

                                   ARTICLE 39

                                   PUT OPTION

                  39.1. Landlord shall have the unqualified right to sell, transfer and/or assign to Tenant all of its rights, title and interest under this Lease and in the Land and the Premises demised hereby (the "PUT OPTION") during the period (the "PUT OPTION PERIOD") beginning on the date Landlord first receives actual notice of any of the following events and ending on the date which is sixty (60) days thereafter: (a) Tenant or any affiliate of Tenant receives private debt financing in excess of $95,000,000 (a "PRIVATE DEBT FINANCING"); (b) Tenant or any affiliate of Tenant enters into a private or public equity financing in excess of $20,000,000; (c) an Event of Default occurs hereunder; (d) a Major Casualty occurs with respect to either the Santa Ana Land and the Improvements thereon or the Fullerton Land and the Improvements thereon, or (e) Tenant elects to terminate this Lease pursuant to Section 17.3 hereof.

                  39.2. Notwithstanding the foregoing, in the event that (i) Tenant elects to deliver notice (a "PRIVATE FINANCING NOTICE") to Landlord that Tenant intends to proceed with a Private Debt Financing and (ii) such Private Financing Notice is delivered not later than twenty-one (21) days prior to closing on such Private Debt Financing, then, in such event (x) the "Put Option Period" for purposes of such Private Debt Financing shall be the twenty-one (21) day period following delivery of such Private Financing Notice, (y) Landlord shall have the right to deliver a Put Option Notice during such period and (z) if Landlord does not so deliver a Put Option Notice during such period then Landlord shall not have the right to deliver a Put Option Notice following the closing of such Private Debt Financing; provided, however, if Tenant has not closed on such Private Debt Financing which was the subject of such Private Financing Notice within ninety (90) days after delivery of such Private Financing Notice, then (A) if Tenant intends to continue with such Private Debt Financing, then Tenant shall deliver to Landlord another Private Financing Notice regardless of whether Landlord delivered a Put Option Notice, (B) if Tenant does not so deliver another Private Financing

Notice then the provisions of 40.1 (a) and 40.3 shall be applicable to such Private Debt Financing and (C) the provisions of Section 40.1 and 40.3 shall be applicable to any other Private Debt Financing, subject to the provisions of this Section 40.2 if Tenant complies with the terms hereof.

                  39.3. If at any time Landlord shall elect to exercise the Put Option during any Put Option Period, then Landlord shall deliver written notice to Tenant (a "PUT OPTION NOTICE") declaring that Landlord has exercised the Put Option, in which event Tenant shall be obligated to acquire Landlord's interest ("LANDLORD'S INTEREST") in the Land and Premises for an amount equal to the Purchase Price plus the Prepayment Premium, with the same force and effect as if Tenant delivered a Purchase Notice under Article 39 hereof, except that (i)
Section 39.6 shall not be applicable and (ii) failure to pay the Purchase Price to Landlord as required hereunder, within sixty (60) days after Landlord delivers a Put Option Notice shall be an Event of Default hereunder; provided, however, Tenant shall not be obligated to pay the Prepayment Premium if (x) the event giving rise to the Put Option is set forth in Sections 40.1(a) or 40.1(b) and (y) such event occurs during the Purchase Option Period.





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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease as of the day and year first above written.

                                             LANDLORD:

                                             SCC I LLC, a Delaware limited
                                             liability company


                                             By:      /s/ Brian Collins
                                                -------------------------------
                                                  Name:    Brian Collins
                                                  Title:   Authorized Officer




                                             TENANT:

                                             THE SPORTS CLUB COMPANY, INC.
                                             a Delaware corporation


                                             By: /s/ John Gibbons
---------------------------------               -------------------------------
Federal Identification Number                     Name: John Gibbons
                                                   Title:President



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